MINERAL CLAIM PURCHASE AGREEMENT

THIS AGREEMENT made as of the 27th day of May, 2005.

BETWEEN:

Roger William MacInnis, Consultant, of #702-1360 Hornby Street, Vancouver, British Columbia, Canada V6Z 2L8, and **Warner Gruenwald,** P. Geo., of 8055 Aspen Road, Vernon, British Columbia, Canada V1B 3M9

(Hereinafter collectively referred to as the "Vendors")

OF THE FIRST PART

AND:

Okana Ventures, Inc. a Nevada Corporation, having an office at 7071 Jasper Drive, Vernon, British Columbia, Canada V1H 1P2

(Hereinafter referred to as the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Vendors are the joint owners of certain mineral claims located in the Kamloops Mining Division of British Columbia, Canada and more particularly known and described in Schedule "A" attached hereto and forming part of this Agreement (the "Property").

B. The Purchaser has agreed to purchase and the Vendors have agreed to sell the Property on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the representations, warranties, covenants and agreements herein contained the parties hereto covenant, agree, represent and warrant each with the other as follows:

PURCHASE AND SALE OF PROPERTY

1. The Vendors agree to sell to the Purchaser and the Purchaser agrees to purchase from the Vendors an undivided 100% interest in and to the Property, based on the representations and warranties and subject to the terms and conditions set forth herein this Agreement.

PURCHASE PRICE

2. The purchase price of the Property shall be $40,000.00.

PAYMENT OF PURCHASE PRICE

3. The purchase price of the Property shall be paid by the Purchaser to the Vendors as follows:

(a) The payment of the sum of $5,000.00 upon the signing and transfer of title to the Property as provided herein this Agreement;
(b) The payment of the sum of $5,000.00 on the first anniversary date of this Agreement;
(c) The payment of the sum of $10,000.00 on the second anniversary date of this Agreement; and
(d) The payment of the sum of $20,000.00 on the third anniversary date of this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4. The Vendors, jointly and severally, represent and warrant to the Purchaser that:

(a) They are the recorded holders and beneficial owners of the Property.
(b) The Property is free and clear of all liens, charges, encumbrances and claims whatsoever;
(c) All of the mineral claims comprising the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situated and are valid and subsisting mineral claims; and
(d) There is no adverse claim or challenge against or to the ownership of or title to the Property, nor to the knowledge of the Vendors, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase any interest in the Property or any portion thereof, and in particular, but without limitation, no person other than the Vendors, pursuant to provisions hereof, has any royalty or other interests whatsoever in production from the Property.

The representations and warranties contained in this paragraph are provided for the exclusive benefit of the Purchaser and a breach of any one or more thereof may be waived by the Purchaser in whole or in part any time without prejudice to its rights in respect of any other breach of the same or any other representations or warranty, and the representations and warranties contained in this paragraph shall survive the execution hereof.

5. The Purchaser represents and warrants to the Vendors that:

(a) It is a body corporate, duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

(b) It has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings.

PROPERTY EXPLORATION

6. The Purchaser shall complete exploration work on the Property in the amount of $60,000.00 over a period of four years commencing from the date of signing of this Agreement. Subject to paragraph 8 herein this Agreement, the work program prepared by Warner Gruenwald, P. Geo., for the Property in the amount of $30,000.00 shall form part of the exploration work required to be performed by the Purchaser hereunder this Agreement and this work program shall be completed by the second anniversary date of this Agreement. Notwithstanding the above, the Purchaser may make an equivalent cash payment to the Vendors, jointly, in lieu of performing part or all of the exploration work required to be performed by the Purchaser as provided hereunder this Agreement.

CONDUCT OF EXPLORATION WORK

7. The Purchaser shall perform all exploration work on the Property in a good and workmanlike manner and in compliance with the applicable laws, by-laws, ordinances, rules and regulations of the appropriate governing authorities.

MAINTENANCE OF PROPERTY

8. During the continuance of the Purchaser's obligations hereunder this Agreement, the Purchasers shall maintain the Property in good standing by the filing of assessment work and/or the making of payments of assessment fees in lieu thereof, and shall keep the title to the Property free and clear of all liens, charges, encumbrances and claims thereon or thereto, except for those at any time contested in good faith by the Purchaser. Notwithstanding any provision herein this Agreement to the contrary, any payments of assessment fees made by the Purchaser in lieu of the filing of assessment work on the Property will be deemed to be part of the exploration work required hereunder this Agreement, including the exploration work to be performed under the work program prepared by Warner Gruenwald, P. Geo., and not in addition to such exploration work.

ROYALTY

9. The Purchaser agrees to pay the Vendors, jointly, a royalty of 2.0% on all mineral commodities sold from production on the Property. This royalty shall be reduced to 1% upon payment of $500,000.00 to the Vendors by the Purchaser at any time.

AREA OF COMMON INTEREST

10. An area extending out to 10 kilometers from the borders of the Property shall exist as an area of common interest wherein any additional mineral claims located and recorded by any of the

parties hereto shall become subject to the terms and conditions of this Agreement and shall form part of the Property.

INDEMNIFICATION

11. The Purchaser agrees to indemnify and save the Vendors harmless in respect of any and all liabilities for losses, damages, claims, charges or expenses arising out of the Purchaser's exploration work on the Property. Provided, however, in the event of termination of this Agreement by either party, the Purchaser shall not be liable hereunder in respect of any claims arising or damages suffered after termination of this Agreement if upon termination of this Agreement any workings on or improvements to the Property made by the Purchaser are left in a state that complies with the applicable laws, by-laws, ordinances, rules and regulations of the appropriate governing authorities.

TRANSFER OF TITLE

12. Concurrently with the execution of this Agreement, the Vendors shall deliver to the Purchaser, a duly executed Bill of Sale Absolute or other proper form(s) of transfer document(s) in registrable form, whereby all right, title and interest in and to the Property shall be transferred to the Purchaser or its nominee(s). The Vendors agree to permit the Purchaser to register the legal title to the Property in the name of an officer or director of the Purchaser (the "Trustee") to be designated by the Purchaser, which Trustee shall hold the legal title to the Property in trust for the Purchaser until such time as the Purchaser may deem it appropriate to incorporate a whole-owned subsidiary in the Province of British Columbia, Canada, in which to register the legal title to the Property.

TERMINATION OF AGREEMENT

13. This Agreement may be terminated by:

(a) The Purchaser upon giving notice to the Vendors to that effect at any time; and
(b) The Vendors upon giving notice to the Purchaser to that effect at such time as the Purchaser shall fail to make a payment on the purchase price for the Property or fails to perform exploration work on the Property in the amount and as provided for pursuant to the provisions of this Agreement, and such failure shall continue for a period of 30 days after the Purchaser has received a notice from the Vendors of such failure.

EFFECT OF TERMINATION

14. If this Agreement is terminated prior to the payment by the Purchaser of the full purchase price for the Property and the completion of the exploration work on the Property as provided for under this Agreement then the Purchaser shall not be required to make any further payments on the purchase price and shall not be required to perform any further exploration work on the Property, provided, however, the Purchaser shall:

(a) Leave the Property in good standing for a period of at least three months from the termination of this Agreement;

(b) Deliver to the Vendors a duly executed Bill of Sale Absolute or other proper form(s) of transfer document(s) in registrable form, whereby all right, title and interest in and to the Property shall be transferred to the Vendors or their nominee(s), free and clear of all liens, charges, encumbrances and claims arising from the Purchaser's exploration work on the Property; and

(c) Deliver at no cost to the Vendors within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data complied by, prepared at the direction of or, in the possession of the Purchaser with respect to the Property and not theretofore furnished to the Vendors.

GENERAL

15. Wherever in this agreement it shall be required or permitted that notice be given or served by either party to or on the other, the notice shall be in writing and shall be delivered personally to the party to whom it is given or sent by prepaid, registered mail, or transmitted by facsimile, at the address or to the facsimile number as follows:

TO THE VENDORS:

ROGER WILLIAM MACINNIS
#702-1360 Hornby Street
Vancouver, British Columbia
Canada V6Z 2L8
Facsimile: (413) 487-5806

WARNER GRUENWALD
8055 Aspen Road
Vernon, British Columbia
Canada V1B 3M9
Facsimile: (250) 549-5262

TO THE PURCHASER:

7071 Jasper Drive
Vernon, British Columbia
Canada, V1H 1P2
Facsimile: (250) 545-0328

and each such notice shall be deemed given on the date of delivery in the case of delivery, five (5) days after mailing in the case of mail and the next day after the date of transmission in the case of a facsimile. No notice may be given by mail during a real or apprehended mail strike in Canada. The addresses provided herein this paragraph may be changed from time to time by either party by notice as above provided.

16. Time is expressly declared to be of the essence of this Agreement and each of the terms and conditions of this Agreement.

17. All dollar amounts referred to in this Agreement shall be in lawful money of Canada.

18. The parties hereto agree to do such further acts and things and to execute such further and other documents and instruments as may be necessary to fully implement this Agreement and to comply with the requirements of any security regulatory authorities having jurisdiction over the Purchaser.

19. This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

20. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, Canada.

21. The invalidity of any particular provision of this Agreement shall not affect any other provision herein, and in such event, this Agreement shall be construed as if such invalid provision was omitted.

22. Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first written above.

Witness
SHARI GAERBER

Roger William MacInnis

Witness CATHY O'CONNOR

Warner Gruenwald, P. Geo.

Okana Ventures, Inc.

Authorized Signatory

<u>SCHEDULE "A"</u>

DESCRIPTION OF MINERAL CLAIMS

Tenure Number	Claim Name	Map Number	Claim Area	Good To Date
509842	Westmoreland	082L	247.795 ha*	March 30, 2006
509931	Westmoreland	082L	268.4 ha*	March 31, 2006
511569	Westmoreland	082L	206.46 ha*	April 24, 2006

* ha = hectare(s)